SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)   July 30, 1999



                                LYNCH CORPORATION
                                -----------------
             (Exact name of Registrant as specified in its charter)




         Indiana                         1-106                38-1799862
         -------                         -----                ----------
(State or other jurisdiction      (Commission File Number)   (IRS Employer
      of Incorporation)                                     Identification No.)





401 Theodore Fremd Avenue, Rye, New York                           10580
----------------------------------------                           -----
Address of principal executive offices)                         (Zip Code)





Registrant's telephone number, including area code:   914/921-7601
                                                      ------------

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On  April  9,  1999,  Spinnaker  Industries,  Inc.  ("Spinnaker"),  Registrant's
approximately 61% owned subsidiary (AMEX:SKK, SKK.A) entered into a Stock Purchase Agreement with Intertape Polymer Group, Inc. ("Intertape") for the sale of Spinnaker's main industrial tape subsidiary, Central Products Company ("Central") and concurrently entered into an Asset Purchase Agreement with Intertape providing for the sale of substantially all of the assets of its other industrial tape unit, Spinnaker Electrical Tape Company ("Electrical"), and together with Central, the "Industrial Tape Businesses". Intertape, headquartered in Montreal, Quebec, develops, manufactures and markets a wide variety of specialized plastic and paper based packaging products and packaging systems for industrial uses.

The disposition by Spinnaker of the Industrial Tape businesses (the "Disposition") was completed with the sale of Central effective on August 10, 1999. The sale of the assets of Electrical closed on July 30, 1999. The Industrial Tape Businesses generated $121.8 million, $119.7 million and $124.1 million of net sales for fiscal years ended December 31, 1998, 1997 and 1996, respectively, and $53.5 million and $57.9 million for the six month periods ended June 30, 1999 and 1998, respectively.

The purchase price paid by Intertape to Spinnaker for the Industrial Tape Businesses was allocated as follows: approximately $81,450,000 in cash and five-year warrants to purchase 300,000 shares of Intertape common stock at a strike price of $29.50 per share for Central and $23,000,000 in cash for Electrical. Intertape is a publically traded company with its common shares listed on the American Stock Exchange and the Toronto Stock Exchange under the stock symbol "ITP." Intertape's common stock closed at approximately $28 per share on August 6, 1999.

Proceeds from the sale of Central were first used to satisfy related transaction costs and to repay $18.1 million of working capital revolver debt, which included all amounts owed by Central under Spinnaker's $60 million revolving credit facility. The balance of the proceeds, estimated to be approximately $60 million, are available to invest in any business, capital expenditure, or other tangible asset in the "Permitted Businesses", as defined in Spinnaker's Indenture. Any proceeds not so invested within 270 days after the closing of the sale of Central or not used to permanently reduce indebtedness (other than subordinated debt) shall be used to repurchase Spinnaker's 10 3/4% Senior Secured Notes (the "Senior Notes") on a pro rata basis as required by the Indenture. The proceeds from the sale of the Electrical assets, an unrestricted subsidiary, were used to repay certain term debt and working capital revolver debt collateralized by the assets of Electrical. The remaining proceeds, estimated to be approximately $16 million, will be available for general purposes or investments of Spinnaker, which may include purchasing Spinnaker Senior Notes in the open market. Senior Notes currently trade at a substantial discount from the principal amount. This document contains certain forward looking information. Such information is based on certain assumptions and estimates and, accordingly, may be subject to risk, uncertainty and inaccuracy, which could be material.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial statements of the Registrant and the Industrial Tape businesses as of June 30, 1999 and the six months periods ended June 30, 1999. Unaudited pro forma statement of operations for the year ended December 31, 1998.

(c)      EXHIBITS

2.1  Stock Purchase Agreement between Spinnaker and Intertape Polymer Group Inc.
     dated  April  9,  1999   (incorporated  by  reference  to  Exhibit  2.1  to
     Spinnaker's Form 8-K dated August 16, 1999)


2.2 Asset Purchase Agreement by and among Registrant Spinnaker Electrical Tape Company and Intertape Polymer Group Inc. dated April 9, 1999 (incorporated by reference to Exhibit 2.2 to Spinnaker's Form 8-K dated August 16, 1999)

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LYNCH CORPORATION



Date: August 16, 1999                          By: /s/ Robert E. Dolan
                                                       Robert E. Dolan
                                                       Chief Financial Officer

                       UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial information of the Registrant is based on the historical consolidated financial statements of the Registrant and has been prepared to illustrate the effects of the Disposition as though it had occurred as of the beginning of the period presented for the pro forma statement of operations. Defined terms herein have the meanings given to them in the Form 8-K of which this is a part.

The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the Disposition as though such transaction had occurred as of the beginning of the period presented for the pro forma statement of operations and as if it had occurred on June 30, 1999 for the pro forma balance sheet.

The unaudited pro forma financial information is not necessarily indicative of how the Registrant's balance sheet and results of operations would have been presented had the Disposition actually been consummated at the assumed date, nor is it necessarily indicative of presentation of the Registrant's balance sheet and results of operations for any future period. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included in the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998 and the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

The pro forma adjustments are based upon available information. These adjustments are directly attributable to the Disposition and are expected to have a continuing impact on the Registrant's business, results of operations, and financial position.



                                LYNCH CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in Thousands,
                           Except per Share Amounts)

                                                                       Pro Forma
                                              Six Months               Six Months
                                                Ended      Pro Forma     Ended
                                               06/30/99   Adjustments   06/30/99     Notes
                                               --------   -----------   --------     -----
SALES AND REVENUES:
    Manufacturing .........................   $ 93,774           -      93,774
                                              --------                  ------
                                                93,774           0      93,774
                                                ------           -      ------
COSTS AND EXPENSES:
    Manufacturing .........................     82,785           -      82,785
    Selling and administrative ............     10,594           -      10,594
                                                ------                  ------
OPERATING PROFIT ..........................        395           0         395
Other income (expense):
    Investment Income .....................          7       1,812       1,819          (6)
    Interest expense ......................     (4,529)     (3,497)     (8,026)       (4,5)
                                                ------      ------      ------
                                                (4,522)     (1,685)     (6,207)
                                                ------      ------      ------
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES,  MINORITY INTERESTS ..     (4,127)     (1,685)     (5,812)
Benefit  (provision) for income taxes .....      1,637         674       2,311          (9)
Minority interests ........................      1,015         657       1,672         (10)
                                                 -----         ---       -----
NET INCOME(LOSS) FROM CONTINUING OPERATIONS   ($ 1,475)   ($   354)   ($ 1,829)
                                               ========    ========    ========

Weighted average shares outstanding           1,417,000               1,417,000

Basic and Diluted earnings per share:
NET INCOME                                      ($1.03)                  ($1.28)




                               LYNCH CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in Thousands,
                           Except per Share Amounts)


                                                               Disposition                 Pro Forma
                                                  Year ended   of Industrial   Pro Forma   Year ended
                                                   12/31/98    Tape Business   Adjustments 12/31/98        Notes
                                                   --------    -------------   ----------- ---------       -----
SALES AND REVENUES:
    Multumedia ................................   $  54,622         --           --      $  54,622
    Services ..................................     150,454         --           --      $ 150,454
    Manufacturing .............................     309,450    $(121,806)        --      $ 187,644
                                                    -------    ---------     -------     ---------
                                                    514,526    $(121,806)          0       392,720
                                                    -------    ---------     -------       -------
COSTS AND EXPENSES:
    Multumedia ................................      38,176         --           --      $  38,176
    Services ..................................     138,193         --           --      $ 138,193
    Manufacturing .............................     268,376     (105,641)        --      $ 162,735
    Selling and administrative ................      45,761      (12,897)        --      $  32,864
                                                     ------      -------      -------    ---------
OPERATING PROFIT ..............................      24,020       (3,268)           0       20,752
Other income (expense):
    Investment Income .........................       2,064         --          3,625    $   5,689          (6)
    Interest expense ..........................     (27,722)        --          1,845    ($ 25,877)         (4)
    Equity in earnings of afflaited companies .         317         --           --      $     317
    Gain on sales of subsidiary stock and other
        operating assets ......................       4,778         --           --      $   4,778
                                                      -----      -------      -------    ---------
                                                    (20,563)           0        5,470      (15,093)
                                                    -------      -------        -----      -------
INCOME (LOSS) FROM OPERATIONS BEFORE
INCOME TAXES,  MINORITY INTERESTS  DISCONTINUED
OPERATIONS AND EXTRAORDINARY ITEM .............       3,457       (3,268)       5,470    $   5,659
>
Benefit  (provision) for income taxes .........      (1,412)         722       (1,603)   ($  2,293)         (9)
Minority interests ............................       1,312         --         (1,001)   $     311         (10)
                                                      -----       ------     ---------    --------
NET INCOME(LOSS) ..............................   $   3,357    ($  2,546)   $   2,866    $   3,677
                                                  =========    =========    =========    =========

Weighted average shares outstanding               1,418,000                              1,418,000

Basic and Diluted earnings per share:
NET INCOME                                            $2.37                                  $2.59



                               LYNCH CORPORATION
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                (Dollars in Thousands, Except per Share Amounts)

                                                                               Disposition
                                                                              of Industrial   Pro Forma     Pro Forma
                                                                 06/30/99     Tape Business   Adjustments   06/30/99        Notes
                                                                 --------     -------------   -----------   --------        -----
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents ....................................   $     145         --         75,512    $  75,657         (1)
Receivables,less Allowances of $353 and $395 .................      24,309         --           --         24,309
Inventories ..................................................      31,477         --           --         31,477
Deferred income tax benefits .................................       8,717         --           --          8,717
Other current assets .........................................         809         --           --            809
Current assets of subsidiaries to be distributed to
   shareholders ..............................................      50,304         --           --         50,304
Current assets of discontinued operations ....................      31,986      (31,986)        --              0
                                                                    ------      -------       ------      -------
   TOTAL CURRENT ASSETS ......................................     147,749      (31,986)      75,512      191,273

PROPERTY,PLANT AND EQUIPMENT:
Land ................................................................. 672         --           --            672
Buildings and Improvements ...................................      10,833         --           --         10,833
Machinery and Equipment ......................................      53,177         --           --         53,177
                                                                    ------      ------        ------      -------
                                                                    64,682            0            0       64,682
Accumulated Depreciation .....................................     (19,690)        --           --        (19,690)
                                                                   -------      ------        ------      -------
                                                                    44,992            0            0       44,992
                                                                    ------      -------       ------      -------
EXCESS OF COST OVER FAIR VALUE OF
   NET ASSETS ACQUIRED, NET ..................................      22,472         --           --         22,472
OTHER ASSETS .................................................       6,415         --          3,000        9,415         (8)
NON-CURRENT ASSETS OF SUBSIDIARIES ...........................        --           --           --              0
   TO BE DISTRIBUTED TO SHAREHOLDERS .........................     151,677         --           --        151,677
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS ................      69,491      (69,491)        --              0
                                                                    ------      -------      -------      -------
    TOTAL  ASSETS ............................................   $ 442,794    ($101,477)     $78,512     $419,829
                                                                 =========    =========      =======     ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable to banks ....................................     $48,078         --        (20,095)      27,983           (2)
   Trade accounts payable ....................................      19,392         --           --         19,392
   Accrued interest payable ..................................       2,590         --           --          2,590
   Accrued liabilities .......................................       2,454         --           --          2,454
   Customer advances .........................................       2,714         --           --          2,714
   Current maturities of long - term debt ....................       2,198         --         (1,143)       1,055           (3)
   Current liabilites of subsidiaries to be distributed to
      shareholders ...........................................      36,272         --           --         36,272
   Current liabilites of discontinued operations .............      15,338      (15,338)        --              0
                                                                    ------      -------        ------      ------
      TOTAL CURRENT  LIABILITIES .............................     129,036      (15,338)     (21,238)      92,460
LONG-TERM DEBT ...............................................     126,380         --         (3,750)     122,630           (3)
DEFERRED INCOME TAXES ........................................       8,854         --          7,728       16,582           (7)
OTHER LONG TERM LIABILITIES ..................................       1,901         --           --          1,901
NON-CURRENT LIABILITIES OF SUBSIDIARIES
   TO BE DISTRIBUTED TO SHAREHOLDERS .........................     139,682         --           --        139,682
NON-CURRENT LIABILITIES  OF DISCONTINUED OPERATIONS ..........       6,280       (6,280)        --              0
MINORITY INTERESTS ...........................................       2,010         --          8,335       10,345          (10)

SHAREHOLDERS' EQUITY
   COMMON STOCK,NO PAR VALUE-10,000,000 SHARES
     AUTHORIZED; 1,471,191 shares issued (at stated value) ...       5,139         --           --          5,139
   ADDITIONAL PAID - IN CAPITAL 8,298 ........................        --           --          8,298
   RETAINED EARNINGS .........................................      16,207      (79,859)      87,437       23,785
   ACCUMULATED OTHER COMPREHENSIVE INCOME ....................         211         --           --            211
   TREASURY STOCK OF 58,873 and 52,943 SHARES,
      AT COST ................................................      (1,204)        --           --         (1,204)
                                                                    ------      -------      -------       ------
    TOTAL SHAREHOLDERS' EQUITY ...............................      28,651      (79,859)      87,437       36,229
                                                                    ------      -------       ------       ------
    TOTAL  LIABILITIES AND SHAREHOLDERS' EQUITY ..............    $442,794    ($101,477)     $78,512     $419,829
                                                                  ========    =========      =======     ========

                                Lynch Corporation

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (dollars in millions, except per share)

General

Spinnaker has not determined whether it will retire a pro rata portion of indebtedness related to the Industrial Tape Business, other than the repayment of certain borrowings under Spinnaker's $60 million revolving credit facility ("Spinnaker Credit Facility") and borrowings under the Electrical revolving credit facility at closing.

Net proceeds from the Central sale are available to invest in any business, capital expenditure or other tangible asset of Spinnaker in the Permitted Businesses, as defined in the Spinnaker Indenture. Any proceeds not so invested within 270 days after the closing of the sale of Central or not used to permanently reducer indebtedness shall be used to repurchase the Senior Notes on a pro rata basis as required by the Indenture.

Interest expense attributed to the Senior Notes and related deferred financing has historically been allocated based on the pro rata share of subsidiary debt obligations retired with the proceeds from the issuance of the Senior Notes to total debt obligations retired. The Senior Notes proceeds were used to extinguish certain outstanding term and revolver obligations in October 1996. As a result, interest expense, as presented on a historical basis, may not necessarily be indicative of interest expense of continuing operations. Interest expenses charged to the discontinued industrial tape segment total $4.2 million in the six month period ended June 30, 1999 ans $9.2 million for the year ended December 31, 1999.

General corporate office expenses incurred by Spinnaker related to finance and administrative functions including public company compliance reporting, bank and investor relations, taxes other than income taxes and holding company payroll, historically allocated and charged to the industrial tape segment were reversed and allocated back to continuing operations. These expenses were not considered to be directly attributed to the Industrial Tape businesses and remain an expense of the continuing operations of Spinnaker.

(1) Represents estimated net cash proceeds from the disposition of the Industrial Tape Businesses, calculated as follows:


($ in millions)                  Central  Electrical
---------------                  -------  ----------
Cash purchase price ..........   $  81.5 $  23.0

Less: estimated expenses, fees
   and taxes .................       3.5      .5
     Repayment of debt .......      18.1     6.9
Net cash proceeds ............   $  59.9 $  15.6


(2) Represents repayment of certain borrowings under Spinnaker's $60 million revolving credit facility and approximately $2.0 million for repayment of borrowings under the Electrical's revolving credit facility.

(3) Represents repayment of Electrical term debt with an original principal amount of $4.5 million and Spinnaker's subordinated note with an original principal amount o $0.5 million.

(4)      Represents  the  elimination  of  working  capital  revolver   interest
         associated with repayments of certain borrowings under the Spinnaker Credit Facility and $2.0 million under the Electrical revolving credit facility at closing.

(5) Represents the adjustment required to reverse and allocate back to continuing operations Senior Note interest historically allocated to Central based on the pro rata share of Central's debt obligations retired with the proceeds from the issuance of the Senior Notes, to total debt obligations retired.

(6)      Represents   interest  income  earned  on  net  proceeds   invested  in
         institutional money market funds, yielding an average return of 4.80%.

(7)      Represents statutory deferred taxes on the sale of Industrial Tape
         Business.

(8) Represents estimated value of five-year warrants to purchase 300,000 shares of Intertape common stock at a strike price of $29.50 per share.

(9) Represents income tax adjustment to reflect Registrant's effective tax rate from continuing operations.

(10) Represents minority interest effects of Disposition of Industrial Tape Business and Pro Forma Adjustments.